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                                                                    EXHIBIT 99.7

                                                              SEQUOIA 2004 DEALS

             BANK OF AMERICA, N.A OFFICER'S CERTIFICATE PURSUANT TO
           SECTION 11.20 OF THE AGREEMENTS LISTED ON EXHIBIT A HERETO

            I, H. Randall Chestnut, Senior Vice President of Bank of America, N.A. (the "Servicer"), hereby certify pursuant to Section 11.20 of the Pooling and Servicing Agreements listed on Exhibit I hereto (collectively, the "Agreements") that: (a) a review of the activities of the Servicer during calendar year 2004 and of the performance of the Servicer under the Agreements has been made under my supervision, and (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreements throughout calendar year 2004.

Dated: March 15, 2005

                                       Bank of America, N.A. as Servicer

                                       By: /s/ H. Randall Chestnut
                                           -------------------------------------
                                           Name: H. Randall Chestnut
                                           Title: Senior Vice President

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                                    EXHIBITS

                               1. Sequoia 2004-1
                               2. Sequoia 2004-2
                               3. Sequoia 2004-3
                               4. Sequoia 2004-4
                               5. Sequoia 2004-5
                               6. Sequoia 2004-6
                               7. Sequoia 2004-7
                               8. Sequoia 2004-8
                               9. Sequoia 2004-9
                              10. Sequoia 2004-10
                              11. Sequoia 2004-11
                              12. Sequoia 2004-12